Exhibit 10.4

Amendment to Award Number: 2015-16-0121

SMART & FINAL STORES, INC.

AMENDMENT TO

NON-QUALIFIED STOCK OPTION AGREEMENT
PURSUANT TO THE
SMART & FINAL STORES, INC.
2014 STOCK INCENTIVE PLAN

Preliminary Statement

The terms of the Non-Qualified Stock Option Agreement (designated as Award Number 2015-16-0121), dated as of May 6, 2016, evidencing an option (the “Option”) granted to David G. Hirz (“Participant”) to purchase 199,680 shares of Common Stock of Smart & Final Stores, Inc. (the “Company”), at a price per share of $15.65 (the “Agreement”), is hereby amended by this amendment (“Amendment”) effective July 20, 2016.

1.                                      Section 6(b) of the Agreement shall be deleted in its entirety and replaced with the following:

(b)                                 Involuntary Termination Without Cause, For Good Reason or Certain Voluntary Terminations.

(i)                                     If the Participant’s Termination is by involuntary termination without Cause or resignation for Good Reason (as defined in the employment agreement between the Participant and the Company), any unvested portion of the Option shall, as of the date of such Termination, immediately vest with respect to the portion of the Option that would have vested if the Participant had remained continuously and actively employed until the date two years after the date of such Termination per the vesting schedule provided in Section 3. Upon a Termination described in this subsection (b)(i), the portion of the Option that is vested and exercisable on the date of such Termination, including the portion that immediately vests upon the Termination as described in the previous sentence, may be exercised by the Participant at any time within the period beginning on the date of Termination and ending on the earlier of (A) two years after the date of such Termination and (B) the Expiration Date. Any unvested portion of the Option that does not vest immediately upon the Termination as described above shall terminate and expire on the date of Termination.

(ii)                                  If the Participant’s Termination is voluntary (other than a resignation for Good Reason described in subsection (b)(i) above, a voluntary Termination described in subsection (c)(ii) below or a Retirement described in subsection (d) below), the portion of the Option that is vested and exercisable on the date of such Termination may be exercised by the Participant at any time within the period beginning on the date of Termination and ending on the earlier of (i) 90 days after the date of such Termination and (ii) the Expiration Date.

Any unvested portion of the Option shall terminate and expire on the date of Termination.

2.                                      Section 6(d) of the Agreement shall be deleted in its entirety and replaced with the following:

(d)                                 Retirement.  If the Participant’s Termination is due to Retirement (other than a Retirement described in subsection (c)(ii) above), any unvested portion of the Option shall, as of the date of such Termination, immediately vest with respect to the portion of the Option that would have vested if the Participant had remained continuously and actively employed until the date two years after the date of such Termination per the vesting schedule provided in Section 3. Upon a Termination described in this Section 6(d), the portion of the Option that is vested and exercisable on the date of such Termination, including the portion that immediately vests upon the Termination as described in the previous sentence, may be exercised by the Participant at any time within the period beginning on the date of Termination and ending on the earlier of (i) two years after the date of such Termination and (ii) the Expiration Date. Any unvested portion of the Option that does not vest immediately upon the Termination as described above shall terminate and expire on the date of Termination. For purposes of this Agreement, “Retirement” means as defined in the employment agreement between the Participant and the Company.

3.                                      Except as expressly modified by this Amendment, the Agreements shall continue to be and remain in full force and effect in accordance with its terms.

4.                                      Capitalized terms used but not defined herein have the meaning ascribed to them in the applicable Agreement.

SMART & FINAL STORES, INC.

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Senior Vice President and Chief Financial Officer